Pursuant to a Board approved vote on September 15, 2005, Spartan Total Market Index Fund commenced a new class of shares, Fidelity Advantage Class, on October 14, 2005.

Pursuant to a Board approved vote on September 15, 2005, Spartan Extended Market Index Fund commenced a new class of shares, Fidelity Advantage Class, on October 14, 2005.

Pursuant to a Board approved vote on September 15, 2005, Spartan International Index Fund commenced a new class of shares, Fidelity Advantage Class, on October 14, 2005.

Pursuant to a Board approved vote on September 15, 2005, Spartan U.S. Equity Index Fund commenced a new class of shares, Fidelity Advantage Class, on October 14, 2005.

Pursuant to a Board approved vote on November 17, 2005, Fidelity Concord Street Trust commenced a new series of shares, Spartan Short-Term Treasury Bond Index Fund, and new classes of shares, Investor Class and Fidelity Advantage Class, on December 20, 2005.

Pursuant to a Board approved vote on November 17, 2005, Fidelity Concord Street Trust commenced a new series of shares, Spartan Intermediate Treasury Bond Index Fund, and new classes of shares, Investor Class and Fidelity Advantage Class, on December 20, 2005.

Pursuant to a Board approved vote on November 17, 2005, Fidelity Concord Street Trust commenced a new series of shares, Spartan Long-Term Treasury Bond Index Fund, and new classes of shares, Investor Class and Fidelity Advantage Class, on December 20, 2005.